Exhibit 99.1 PRESS RELEASE, DATED MAY 4, 2017, OF ENERSYS REGARDING PRELIMINARY FINANCIAL
RESULTS FOR THE FOURTH QUARTER AND FULL YEAR FISCAL 2017

EnerSys Reports Preliminary Fourth Quarter and Full Year Fiscal 2017 Results and Announces Quarterly Conference Call
Reading, PA, USA, May 4, 2017 – EnerSys (NYSE: ENS) the global leader in stored energy solutions for industrial applications, announced today preliminary results for its fourth quarter and full year of fiscal 2017, which ended on March 31, 2017.

Please note that these results are preliminary and while management expects them to be our final results, they could change.

Net earnings attributable to EnerSys stockholders (“Net earnings”) for the fourth quarter of fiscal 2017 are expected to be $33.8 million, or $0.76 per diluted share, including an unfavorable highlighted net of tax impact of $22.8 million or $0.52 per share from cash and non-cash charges from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the fourth quarter of fiscal 2016 were $9.3 million, or $0.21 per diluted share, which included an unfavorable highlighted net of tax impact of $36.2 million or $0.82 per share from cash and non-cash charges and credits from highlighted items.

Excluding these highlighted items, adjusted Net earnings per diluted share for the fourth quarter of fiscal 2017, on a non-GAAP basis, are expected to be $1.28, which exceeded the guidance of $1.19 to $1.23 per diluted share given by the Company on February 8, 2017. These earnings compare to the prior year fourth quarter adjusted Net earnings of $1.03 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information which include tables reconciling GAAP and non-GAAP adjusted financial measures for the quarters and twelve months ended March 31, 2017 and 2016.

Net sales for the fourth quarter of fiscal 2017 were $626.8 million, an increase of 3% from the prior year fourth quarter net sales of $611.4 million and an 11% sequential quarterly increase from the third quarter of fiscal 2017 net sales of $563.7 million. The 3% increase compared to the prior year quarter was the result of a 2% increase each from organic volume and pricing and a 1% increase from acquisitions, partially offset by a 2% foreign currency translation impact. The 11% sequential quarterly increase was largely due to a 10% increase in organic volume and a 1% increase in pricing.

Net earnings for the twelve months of fiscal 2017 are expected to be $160.2 million, or $3.64 per diluted share, including an unfavorable net of tax impact of $48.9 million or $1.11 per share from cash and non-cash charges and credits from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the twelve months of fiscal 2016 were $136.2 million, or $2.99 per diluted share, including an unfavorable net of tax impact of $42.2 million or $0.94 per share from cash and non-cash charges and credits from highlighted items.

Adjusted Net earnings for the twelve months of fiscal 2017, on a non-GAAP basis, are expected to be $4.75 per diluted share. This compares to the prior year twelve months adjusted Net earnings of $3.93 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company's use of non-GAAP adjusted financial information.

Net sales for the twelve months of fiscal 2017 were $2,367.1 million, an increase of 2% from the net sales of $2,316.2 million in the comparable period in fiscal 2016. This increase was the result of a 2% increase in organic volume and a 1% increase each from pricing and acquisitions, partially offset by a 2% decrease due to foreign currency translation impact.

The impairment charges included in highlighted items resulted from our annual impairment testing of intangible assets, including goodwill, as the fair values of certain reporting units and indefinite-lived intangibles were less than their respective carrying values.

“I am pleased with the results of our fourth quarter and full year,” stated David M. Shaffer, President and Chief Executive Officer of EnerSys. “Adjusted diluted earnings per share of $1.28 in the fourth quarter and $4.75 for the full fiscal year 2017 are both records. During fiscal 2017 we once again expanded our premium product sales, continued cost reductions, improved earnings in the Asian region and benefited from our Lean initiatives. We also saw a decrease in our full year effective tax rate due to stronger foreign earnings, which resulted in a $0.05 benefit to our fourth quarter results compared to our guidance. Our first quarter fiscal 2018 guidance for non-GAAP adjusted Net earnings per share is $1.21 to $1.25, which excludes an expected charge of $0.05 from our restructuring programs and $0.01 from acquisition expenses, but includes the impact of an additional $10 million in lead cost pressure sequentially.”

Reconciliation of Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles, ("GAAP"). EnerSys' management uses the non-GAAP measure “adjusted Net Earnings” in their analysis of the Company's performance. This measure, as used by EnerSys in past quarters and years, adjusts Net Earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company's restructuring initiatives and other highlighted charges and income items. Management believes the presentation of this financial measure reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results; in particular, those charges that the Company incurs as a result of restructuring activities, impairment of goodwill and indefinite-lived intangibles and other assets and those charges and credits that are not directly related to operating unit performance, such as fees and expenses related to acquisition activities, stock-based compensation of senior executives, significant legal proceedings, ERP system implementation and tax valuation allowance changes. Because these charges are not incurred as a result of ongoing operations, or are incurred as a result of a potential or previous acquisition, they are not as helpful a measure of the performance of our underlying business, particularly in light of their unpredictable nature and are difficult to forecast. This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for Net Earnings determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company's ongoing operating results. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to Net Earnings determined in accordance with GAAP.

Included below is a reconciliation of non-GAAP adjusted financial measures to preliminary amounts. Non-GAAP adjusted Net Earnings are calculated excluding restructuring and other highlighted charges and credits. The following tables provide additional information regarding certain non-GAAP measures:

	Quarter ended
	March 31, 2017 (preliminary)		March 31, 2016
	(in millions, except share and per share amounts)
Net Earnings reconciliation
As reported Net Earnings	$33.8		$9.3
Non-GAAP adjustments, net of tax:
Restructuring charges	1.7	(1)	5.3	(1)
Impairment of goodwill, indefinite-lived intangibles and fixed assets	13.5	(2)	32.1	(2)
Legal proceedings charge	6.7	(3)	—
ERP system implementation	0.7	(4)	0.8	(4)
Charges relating to sale of facility	—		1.1	(6)
Acquisition activity expense	0.2	(7)	0.1	(7)
Noncontrolling partner's share of impairment and exit charges	—		(3.2)	(8)
Non-GAAP adjusted Net Earnings	$56.6		$45.5

Outstanding shares used in per share calculations
Basic	43,430,911		43,533,985
Diluted	44,221,143		44,158,541

Non-GAAP adjusted Net Earnings per share:
Basic	$1.30		$1.05
Diluted	$1.28		$1.03

Reported Net Earnings per share:
Basic	$0.78		$0.21
Diluted	$0.76		$0.21
Dividends per common share	$0.175		$0.175

The following table provides the regional allocation of the non-GAAP adjustments shown in the reconciliation above:

	Quarter ended
	March 31, 2017 (preliminary)		March 31, 2016
	Pre-tax	Net of tax	Pre-tax		Net of tax
	($ millions)		($ millions)
(1) Restructuring charges - Americas	$—	$—	$0.6		$0.4
(1) Restructuring and other exit charges - EMEA	1.8	1.4	4.8		4.5
(1) Restructuring charges - Asia	0.3	0.3	0.5	0.2	0.4
(2) Impairment of goodwill and indefinite-lived intangibles - Americas	9.3	9.1	33.0		28.8
(2) Impairment of goodwill, indefinite-lived intangibles and fixed assets - EMEA	4.7	4.4	3.3		3.3
(3) Competition investigations and related legal charges - EMEA	6.7	6.7	—		—
(4) ERP system implementation - Americas	1.1	0.7	1.3		0.8
(6) Charges relating to sale of facility - Asia	—	—	0.9		1.1
(7) Acquisition activity expense - Americas	0.1	—	0.1		—
(7) Acquisition activity expense - EMEA	0.2	0.2	—		—
(7) Acquisition activity expense - Asia	—	—	0.1		0.1
(8) Noncontrolling partner's share of impairment and exit charges - EMEA - (South Africa joint venture)	—	—	—		(3.2)
Total Non-GAAP adjustments	$24.2	$22.8	$44.6		$36.2

EMEA - Europe, Middle East and Africa

	Fiscal year ended
	March 31, 2017 (preliminary)		March 31, 2016
	(in millions, except share and per share amounts)
Net Earnings reconciliation
As reported Net Earnings	$160.2		$136.2
Non-GAAP adjustments, net of tax:
Restructuring and other exit charges	7.7	(1)	10.6	(1)
Impairment of goodwill, indefinite-lived intangibles and fixed assets	13.5	(2)	32.1	(2)
Legal proceedings charge / (reversal of legal accrual, net of fees)	23.7	(3)	2.9	(3)
ERP system implementation	6.0	(4)	2.5	(4)
Deferred purchase consideration	(1.2)	(5)	—	(5)
Gain on sale of facility	—		(2.2)	(6)
Acquisition activity expense	0.5	(7)	0.5	(7)
Noncontrolling partner's share of impairment and exit charges	(1.3)	(8)	(3.2)	(8)
Tax benefit related to stock-based compensation of senior executives	—		(1.0)	(9)
Non-GAAP adjusted Net Earnings	$209.1		$178.4

Outstanding shares used in per share calculations
Basic	43,389,333		44,276,713
Diluted	44,012,543		45,474,130

Non-GAAP adjusted Net Earnings per share:
Basic	$4.82		$4.03
Diluted	$4.75		$3.93

Reported Net Earnings per share:
Basic	$3.69		$3.08
Diluted	$3.64		$2.99
Dividends per common share	$0.70		$0.70

The following table provides the regional allocation of the non-GAAP adjustments shown in the reconciliation above:

	Fiscal year ended
	March 31, 2017 (preliminary)		March 31, 2016
	Pre-tax	Net of tax	Pre-tax	Net of tax
	($ millions)		($ millions)
(1) Restructuring charges - Americas	$0.9	$0.5	$2.1	$1.3
(1) Inventory adjustment relating to exit activities - EMEA - (South Africa joint venture)	2.1	2.1	—	—
(1) Restructuring and other exit charges - EMEA	5.5	4.4	9.4	8.0
(1) Restructuring charges - Asia	0.7	0.7	1.4	1.3
(2) Impairment of goodwill and indefinite-lived intangibles - Americas	9.3	9.1	33.0	28.8
(2) Impairment of goodwill, indefinite-lived intangibles and fixed assets - EMEA	4.7	4.4	3.3	3.3
(3) Competition investigations and related legal charges - EMEA	23.7	23.7	4.0	3.4
(3) Reversal of legal accrual, net of fees - Americas	—	—	(0.8)	(0.5)
(4) ERP system implementation - Americas	9.4	6.0	4.1	2.5
(5) Deferred purchase consideration - Americas	(1.9)	(1.2)	—	—
(6) Gain on sale of facility - Asia	—	—	(3.4)	(2.2)
(7) Acquisition activity expense - Americas	0.3	0.2	0.3	0.2
(7) Acquisition activity expense - EMEA	0.4	0.3	—	—
(7) Acquisition activity expense - Asia	—	—	0.4	0.3
(8) Noncontrolling partner's share of impairment and exit charges - EMEA - (South Africa joint venture)	—	(1.3)	—	(3.2)
(9) Tax benefit related to stock-based compensation of senior executives	—	—	—	(1.0)
Total Non-GAAP adjustments	$55.1	$48.9	$53.8	$42.2

EMEA - Europe, Middle East and Africa

EnerSys also announced that it will host a conference call to discuss the Company's fourth quarter and full fiscal year 2017 financial results and provide an overview of the business. The call will conclude with a question and answer session.

The call, scheduled for Wednesday, May 31, 2017 at 9:00 a.m., Eastern Time, will be hosted by David M. Shaffer, Chief Executive Officer, and Michael J. Schmidtlein, Chief Financial Officer.

The call will also be Webcast on EnerSys' website. There will be a free download of a compatible media player on the Company’s website at http://www.enersys.com.

The conference call information is:

Date:	Wednesday, May 31, 2017
Time:	9:00 a.m. Eastern Time
Via Internet:	http://www.enersys.com
Domestic Dial-In Number:	877-359-9508
International Dial-In Number:	224-357-2393
Passcode:	74382689

A replay of the conference call will be available from 12:00 p.m. on May 31, 2017 through midnight on June 30, 2017.

The replay information is:

Via Internet:	http://www.enersys.com
Domestic Replay Number:	855-859-2056
International Replay Number:	404-537-3406
Passcode:	74382689

For more information, contact Thomas O'Neill, Vice President and Treasurer, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 610-236-4040; Web site: www.enersys.com.

EDITOR'S NOTE: EnerSys, the global leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. Motive power batteries and chargers are utilized in electric forklift trucks and other commercial electric powered vehicles. Reserve power batteries are used in the telecommunication and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions including medical, aerospace and defense systems. Outdoor equipment enclosure products are utilized in the telecommunication, cable, utility, transportation industries and by government and defense customers. The company also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world.

More information regarding EnerSys can be found at www.enersys.com.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to pay quarterly cash dividends, return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, order intake, backlog, payment of future cash dividends, execution of its stock buy back program, judicial or regulatory proceedings, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from either its cash dividend or its stock buy back programs, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission,“Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Statements,” set forth in EnerSys’ Quarterly Report on Form 10-Q for the period ended January 1, 2017. No undue reliance should be placed on any forward-looking statements.